SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                  June 28, 2001


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


             Delaware                                  11-2408943
 (State or other jurisdiction of             (IRS Employer Identification No.)
  incorporation or organization)


  767 Fifth Avenue, New York, New York                    10153
(Address of principal executive offices)                (Zip Code)


                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



ITEM 5.           OTHER EVENTS.

On June 28, 2001, The Estee Lauder Companies Inc. issued a press release announcing its anticipated fiscal 2001 full year earnings per share range, a restructuring charge related to certain operations and introduced its fiscal 2002 net sales and earnings target. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           THE ESTEE LAUDER COMPANIES INC.



Date:  June 28, 2001                       By:   /s/Richard W. Kunes
                                              -------------------------
                                                   Richard W. Kunes
                                                Senior Vice President
                                             and Chief Financial Officer
                                              (Principal Financial and
                                                  Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.       Description

99.1              Press release dated June 28, 2001 of the
                  Estee Lauder Companies Inc.

                                                            Exhibit 99.1

THE ESTEE LAUDER COMPANIES INC.                                     News
                                                                Contact:
                                                     Investor Relations:
                                                         Dennis D'Andrea
767 Fifth Avenue                                          (212) 572-4384
New York, NY  10153
                                                        Media Relations:
                                                            Sally Susman
                                                          (212) 572-4430

FOR IMMEDIATE RELEASE:

                       ESTEE LAUDER COMPANIES ON TRACK FOR
                 FISCAL 2001 FULL YEAR, BEFORE ONE-TIME CHARGES;

                        RESTRUCTURES CERTAIN OPERATIONS;

                 SETS FISCAL 2002 NET SALES AND EARNINGS TARGET

New York, NY, June 28, 2001 - The Estee Lauder Companies Inc. (NYSE: EL) today said its fiscal 2001 full year results are on track with the Company's previously announced guidance, before the effect of restructuring and one-time charges. During the fourth quarter of fiscal 2001, as part of ongoing efforts to strengthen its businesses and position itself for continued future growth, the Company completed a reevaluation of certain operations and, as a result, is restructuring those operations. Separately, the Company is confident with its outlook for the ensuing fiscal year based on its preliminary business plan for fiscal 2002.

Fred H. Langhammer, President and Chief Executive Officer, said, "Our reaffirmation of our financial performance for fiscal 2001 and expectations for growth in 2002, as well as the new initiatives we announced today, are indicative of two things: our ongoing ability to deliver solid results even in challenging environments and our commitment to continually evaluate our business and take actions that will enhance our long-term growth. The new initiatives we announced today will translate into growth by enabling us to bring new ideas and products to market faster, increasing our efficiency and competitive advantages and strengthening our infrastructure."

Fiscal 2001 Full Year Results

Based on the Company's current business prospects, net sales for the fiscal year ended June 30, 2001 are expected to grow approximately 9% on a constant currency basis versus the prior fiscal year. It is anticipated that geographic region net sales growth in constant currency will be led by mid-teen double-digit growth in Europe, the Middle East & Africa and low double-digit growth in Asia/Pacific. Sales growth in the Americas is expected to be in the mid-single digits, reflecting the challenging retail environment in the United States. On a product category basis, in constant currency, the Company expects double-digit growth in hair care sales, off of a smaller base, followed by low double-digit growth in makeup and skin care, while fragrance sales will increase modestly versus the prior year. The adverse effect of exchange rates in Europe and Asia could temper reported sales growth for the full fiscal year by approximately 3.5 percentage points. The Company reconfirmed its expectation for full year diluted earnings per share of between $1.33 and $1.35, before the cumulative effect of a change in accounting principle recorded in the fiscal first quarter, and before restructuring and other one-time charges to be recorded in the fourth quarter as described below.

Restructuring and Other One-Time Charges

In the fiscal 2001 fourth quarter, the Company will take a one-time charge for restructuring and repositioning certain businesses as part of its ongoing efforts to drive long-term growth and increase profitability. The restructuring will focus on four areas: product fixtures for the jane brand, in-store tommy's shops, information systems and other assets, as well as global brand reorganization. These actions will result in a fiscal 2001 fourth quarter pre-tax charge of approximately $60 million. On an after-tax basis, the charge will be approximately $38 million, equal to $.16 per diluted share. About half of the charges are cash related.

Specifically, the charge will include the following:

     To bring product innovation rapidly to the market and drive growth, jane is switching from its traditional wall displays to a carded program. This move will not only accelerate growth but also substantially improve jane's economic model. The charge includes a $16-million writedown of existing jane product fixtures and the return of uncarded product. Jane is distributed in approximately 13,000 self-select outlets in the United States.

     The Company is restructuring its in-store tommy's shops to focus on its most productive stores and has decided to close certain shops that have under performed relative to expectations. As a result, the Company has recorded a $6-million provision for the closing of 86 inefficient in-store tommy's shops and for related product returns.

     In response to changing technology and strategic direction, included in the charge is a $19-million provision for costs associated with the reevaluation of supply chain systems that will no longer be utilized by the Company, the transition to standard financial systems and the elimination of unproductive assets. These changes will enhance efficiency and consistency throughout the Company's global operations.

     Finally, the charge includes a $19-million provision for costs associated with the Company's recently announced reconfiguration of its global brand structure, which will streamline the decision making process and increase speed to market for ideas and innovation.

Estimate of Fiscal 2002 Full Year Results

The Company also announced that, based on its business plans and current economic conditions, management estimates that the following results can be achieved for its fiscal 2002 full year: Net sales are expected to increase between 7% and 9% in constant currency. Despite the expected difficult retail environment, the Company is confident in its strategies to grow its business through product innovation, distribution enhancements and focused program execution. The Company expects to achieve diluted earnings per share for the fiscal 2002 full year of between $1.50 and $1.53. The earnings per share estimate excludes the potential positive effect of adopting a new accounting rule that would eliminate amortization of goodwill.


Estee Lauder Companies to Webcast Conference Call at 10 A.M. Today

The Company will host a conference call today, June 28, 2001, at 10:00 a.m. EST to discuss these corporate developments. The call will be webcast. The call may be accessed by dialing (800) 289-0730, for international callers (913) 981-5509, or by visiting the Investor Information section of www.elcompanies.com, the Company's website.

Forward-looking Statements

The forward-looking statements in this press release, including those containing words like "will," "expects," "anticipates," and "estimate" involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:

           (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;

           (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;

           (iii) consolidations and restructurings in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;

           (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;

           (v) social, political and economic risks to the Company's foreign manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;

           (vi) changes in the laws, regulations and policies, including changes in accounting standards, and legal or regulatory proceedings, that affect, or will affect, the Company in the United States and abroad;

           (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company sells its products and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;

           (viii) changes in global or local economic conditions that could affect consumer purchasing and the cost and availability of capital to the Company, which may be needed for new equipment, facilities or acquisitions;

           (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);

           (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold;

           (xi) changes in product mix to products which are less profitable;

           (xii) the Company's ability to develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates; and

           (xiii) the Company's ability to integrate acquired businesses and realize value therefrom.


The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 120 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone and Bumble and bumble.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.

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